EXHIBIT 99.5

Expedia, Inc.
13810 SE Eastgate Way, Suite 400
Bellevue, Washington 98005

June 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re:    Confirmation of Arthur Andersen LLP Representations

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, the shareholders of Classic Vacation Group, Inc. (“CVG”) have obtained a letter of representation from Arthur Andersen LLP (“Arthur Andersen”), the independent public accountant engaged by CVG to examine the financial statements of CVG as of and for the years ended December 31, 2001 and 2000 (the “Financial Statements”) that are included in the Form 8-K of Expedia, Inc. (“Expedia”), filed on May 15, 2002, to which this letter is filed as an exhibit, stating that:

•
the audit of the Financial Statements was subject to Arthur Andersen’s quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and

•
there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

Arthur Andersen has provided Expedia a copy of such letter and has authorized Expedia to hereby disclose to you the existence of such letter.

Very truly yours,

EXPEDIA, INC.

By:	/s/ GREGORY S. STANGER

Gregory S. Stanger
Sr. Vice President and Chief Financial Officer